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                                                                    EXHIBIT 10.3

                       AMENDMENT TO EMPLOYMENT AGREEMENT

        This Amendment to Employment Agreement (the "Amendment") is entered into as of October 7, 2002 between Intra-Asia Entertainment Corporation, a Delaware corporation (the "Company"), and Michael B. Demetrios (the "Executive").

                                    RECITALS

        A. The Company and the Executive have entered into an Employment Agreement (the "Employment Agreement") dated as of November 1, 2000 pursuant to which the Executive serves as the Company's President, Chief Executive Officer, and Chairman of the Board of Directors. Under the Employment Agreement, (i) the Executive's term of employment will terminate on December 31, 2002, and (ii) the Executive is entitled to receive a bonus if the Company closes an initial public offering of its common stock (an "IPO") by October 31, 2002.

        B. The Company and the Executive desire to amend Section 1.1 of the Employment Agreement to extend the Executive's term of employment to December 31, 2003. The Company and the Executive also desire to amend Exhibit A to the Employment Agreement to provide that the Executive will be entitled to receive a bonus if the Company closes an IPO prior to January 1, 2003.

        NOW, THEREFORE, in consideration of the foregoing and other consideration, the receipt and sufficiency of which hereby are acknowledged, the Company and the Executive hereby agree as follows:

        1. The first sentence of Section 1.1 of the Employment Agreement hereby is amended to read in its entirety as follows:

                "The Company agrees to employ Demetrios, and Demetrios agrees to be employed by the Company, as the Company's Chief Executive Officer and President for the period beginning on January 1, 2001 (the "Effective Date") and ending on December 31, 2003 (the "Employment Period"), unless such employment is terminated earlier pursuant to Section 4 or unless the Employment Period is extended pursuant to the written agreement of the Company and Demetrios."

        2. The first sentence of Exhibit A to the Employment Agreement hereby is amended to read in its entirety as follows:

                "The Company agrees to pay Demetrios a bonus of 1% of the gross proceeds raised by the Company in an initial public offering of shares of its common stock (an "IPO"), up to a maximum bonus of $150,000, if the IPO closes prior to January 1, 2003; provided that (i) the amount of gross proceeds shall include any amounts raised through the sale of shares pursuant to the exercise of the underwriters' over-allotment option, (ii) the amount of the bonus shall be calculated before deduction of underwriting discounts and commissions and before deduction of other out-of-pocket costs and expenses incurred by the Company in the IPO, and (iii) the bonus shall be paid to Demetrios no later than thirty calendar days after the closing date of the IPO."



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        3. Except as expressly amended pursuant to Sections 1 and 2 above, each provision of the Employment Agreement shall continue in full force and effect.

        IN WITNESS WHEREOF, the Company and the Executive have executed and delivered this Amendment as of the date first written above.

                                           INTRA-ASIA ENTERTAINMENT CORPORATION


                                           By: /s/ DUO WANG
                                              ----------------------------------
                                              Duo Wang, Chief Financial Officer


                                           By: /s/ JUN YIN
                                              ----------------------------------
                                              Jun Yin, Director


                                            /s/ MICHAEL B. DEMETRIOS
                                           -------------------------------------
                                           MICHAEL B. DEMETRIOS


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